                                                                    Exhibit 99.1

                                 [BROCADE LOGO]


BROCADE CONTACTS

            MEDIA RELATIONS                     INVESTOR RELATIONS
            Leslie Davis                        Shirley Stacy
            Tel: 408.333.5260                   Tel: 408.333.5752
            lmdavis@brocade.com                 sstacy@brocade.com


              BROCADE REPORTS SECOND QUARTER OF FISCAL 2004 RESULTS

        REVENUES AND GROSS MARGINS INCREASE FOR FIFTH CONSECUTIVE QUARTER

SAN JOSE, CALIF. -- MAY 19, 2004 -- Brocade Communications Systems, Inc. (Brocade(R)) (Nasdaq: BRCD) reported today financial results for its second quarter of fiscal year 2004 (Q2 04) which ended May 1, 2004. Net revenues for Q2 04 were $145.6 million, a slight increase from $145.0 million reported in the first quarter of fiscal year 2004 (Q1 04) and an increase of 11 percent from $130.9 million reported in the second quarter of fiscal 2003 (Q2 03).

"In addition to delivering our fifth consecutive quarter of improvement in revenue and gross margin, during the quarter we continued to execute on our long term strategy by extending our product portfolio with four major product introductions," said Greg Reyes, Brocade Chairman and CEO. "We also strengthened the company's position across the entire spectrum of the SAN market and have set the stage to accelerate the achievement of our previously stated financial model targets by a full year."

Non-GAAP net income for Q2 04 was $8.1 million, or $0.03 per share, as compared to non-GAAP net income of $8.0 million, or $0.03 per share, reported in Q1 04 and non-GAAP net loss of $1.1 million, or $(0.00) per share, reported in Q2 03. Non-GAAP net income for Q2 04 excludes restructuring charges, settlement cost of a claim associated with the acquisition of Rhapsody Networks, Inc. (Rhapsody), deferred stock compensation expense related to Rhapsody, and gains on the disposition of private strategic investments. Non-GAAP net income for Q1 04 excludes lease termination, facilities consolidation and other related costs, deferred stock compensation expense related to the acquisition of Rhapsody, and gains related to repurchases of convertible subordinated debt. Non-GAAP net loss for Q2 03 excludes restructuring charges, in-process research and development, and deferred stock compensation expense related to the acquisition of Rhapsody. A reconciliation between GAAP and non-GAAP net income (loss) is contained in the tables below.


                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                     1745 Technology Dr. San Jose, CA 95110
                          T 408.333.8000 F 408.333.8101
                                 www.brocade.com

Reporting on a GAAP basis, net loss for Q2 04 was $2.0 million, or $(0.01) per share. This compares to GAAP net loss for Q1 04 of $36.8 million, or $(0.14) per share, and GAAP net loss for Q2 03 of $146.0 million, or $(0.57) per share.

NEXT PHASE OF BUSINESS MODEL OPTIMIZATION

Building on its continued positive financial performance, improved operational efficiencies, and successful execution of product development programs, Brocade today announced the next phase of its plan to optimize the company's business model to drive improved profitability while sustaining revenue growth. This phase of the plan encompasses organizational changes that include a reduction in force of 110 employees, focusing of resources to better support OEM partners, and continued investments in intelligent SAN switching technology. As a result, Brocade will incur a $10.5 million restructuring charge for severance, asset impairments, and contract terminations. [See today's press release: "Brocade Announces Next Stage in Strategic Growth and Market Segmentation Plan"]

In addition, Brocade announced that it has recently settled a claim with former Rhapsody shareholders regarding the Earn-Out Payment associated with the Rhapsody merger agreement. As disclosed in Brocade's Form 10-K for the fiscal year ended October 25, 2003 and Q1 04 Form 10-Q, Brocade did not issue the 2.9 million Earn Out shares because Brocade believed that the milestones for making the Earn Out Payment were not met. "We continue to believe that the terms of the contract were not met," said Reyes. "However, in the best interest of all concerned, we determined it was better to settle than litigate in a costly and protracted legal dispute." As a result of the settlement Brocade has recorded a $6.9 million charge and will issue 1.3 million shares of common stock to the former Rhapsody shareholders.

Q2 04 FINANCIAL HIGHLIGHTS

      - Q2 04 net revenues of $145.6 million, relatively unchanged from Q1 04 and an increase of 11% from Q2 03

      - Q2 04 gross margin increased to 55.3%, an improvement from 54.9% in Q1 04 and 54.0% in Q2 03

      - Non-GAAP earnings per share (EPS) was $0.03 for both Q2 04 and Q1 04, an improvement from $(0.00) in Q2 03

      - Cash flow from operations increased to $35.4 million, compared to negative $55.6 million in Q1 04. In Q1 04, excluding the $75.6 million charge for lease termination, facilities lease losses and other related costs, cash flow from operations was $20.0 million.
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                                                                          PAGE 3

      -     Cash and investments as of the end of Q2 04 totaled $760.1 million.

      - Day sales outstanding in accounts receivable were 53 days, compared with 49 days Q1 04 and 46 days in Q2 03

Q2 04 BUSINESS HIGHLIGHTS

During Q2 04, Brocade introduced new product platforms for the entry-, mid-range and enterprise portions of the SAN market. In addition, on May 11, Brocade announced its first SAN module for the emerging bladed server opportunity in conjunction with IBM. Highlights from these product announcements include:

      - The SilkWorm 3250/3850 SAN switches for entry-level and mid-range market segments. Offered with unique ease-of-use features and multiple configuration options to achieve competitive price points, these new products are generally available by EMC, HP, IBM, StorageTek and Sun Microsystems.

      - The SilkWorm 24000 Director, announced in conjunction with an industry first Director Investment Protection Program that offers an upgrade path to future technologies, multiple protocols, and faster FC speeds, including 4 Gbit/sec and 10 Gbit/sec, without a forklift upgrade.

      - The May 2004 introduction of a 16-port "bladed" SAN switch module for the IBM eSeries BladeCenter family.

      - Brocade has now consolidated its product line to a single software code base across all key products, reducing the complexity of qualification and ongoing support for both Brocade and its OEM partners. The new platforms also incorporate Brocade's fourth generation ASIC design, contributing to low cost of goods and reduced development costs to bring these products to market. These successful product introductions significantly extend the Brocade product line into existing and new areas of the SAN infrastructure market, while making a significant contribution to new operational efficiency via their common and leveraged designs.

CONFERENCE CALL

Brocade will host a conference call on Wednesday, May 19, 2004, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time to discuss its second quarter of fiscal year 2004 results and business consolidation. The conference call will be webcast live via the Internet at www.brocade.com/investors. A replay of the conference call will be available via webcast for twelve months at www.brocade.com/investors.

ABOUT BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade (Nasdaq: BRCD) offers the industry's leading intelligent platform for networking storage. The world's leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm(R) family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify the implementation of storage area networks, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the company at info@brocade.com.

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, and certain costs, including settlement cost of an acquisition-related claim, certain expenses relating to our acquisition of Rhapsody, the restructuring of business operations, lease termination, and facilities consolidation, that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors' operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

CAUTIONARY STATEMENT

This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include statements regarding the company's plans to accelerate the achievement of previously stated financial model targets, and the extent to which new products actually build strong positions across the entire spectrum of the SAN market. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, quarterly and annual fluctuations in our revenues and operating results; the effect of changes in IT spending levels; the effect of competition, including pricing pressure; our dependence on OEM partners; declines in the prices of our products and gross margins; our ability to attain profitability; our ability to manage the transition between new and older products; our ability to achieve market acceptance of the Silkworm Fabric Application Platform product family; our ability to develop new and enhanced products that achieve widespread market acceptance; our failure to manage distribution channels, inventory levels and relationships; risks associated with international political instability; our failure to adequately anticipate future OEM and end-user product needs or to accurately forecast end-user demand; risks associated with increased international sales activity; the loss of our third-party contract manufacturers; our dependence on sole source and limited source suppliers for certain key components including ASICs, microprocessors, logic chips and programmable logic devices; our failure to manage our business effectively in a rapidly evolving market; the existence of undetected errors in our products; our ability to retain and recruit qualified personnel; and our ability to protect our intellectual property and defend against infringement claims. These and other risks are set forth in more detail in the Company's reports on Form 10-K for the fiscal year ended October 25, 2003 and Form 10-Q for the fiscal quarter ended January 24, 2004. Brocade expressly assumes no obligation to update any such forward-looking statements.

                                       ###

Brocade, the Brocade B weave logo, Secure Fabric OS, and SilkWorm are registered trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. FICON is a registered trademark of IBM Corporation in the U.S. and other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.
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                                                                          PAGE 6

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                           THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                   ----------------------------------  ---------------------------------
                                                        MAY 1,           APRIL 26,          MAY 1,           APRIL 26,
                                                         2004              2003              2004              2003
                                                   ---------------   ---------------   ---------------   ---------------
Net revenues                                       $       145,579   $       130,946   $       290,619   $       254,062
Cost of revenues                                            65,120            60,262           130,555           117,285
                                                   ---------------   ---------------   ---------------   ---------------
       Gross margin                                         80,459            70,684           160,064           136,777
Operating expenses:
    Research and development                                37,555            36,548            75,708            68,418
    Sales and marketing                                     27,214            31,962            53,550            62,723
    General and administrative                               6,055             5,304            11,796            10,266
    Settlement of an acquisition-related claim               6,943               --              6,943               --
    Amortization of deferred stock
     compensation                                              127               212               311               281
    In-process research and development                        --            134,898               --            134,898
    Restructuring costs                                     10,461            10,888            10,093            21,006
    Lease termination charge and other, net                    --                --             75,591               --
                                                   ---------------   ---------------   ---------------   --------------
       Total operating expenses                             88,355           219,812           233,992           297,592
                                                   ---------------   ---------------   ---------------   ---------------
Loss from operations                                        (7,896)         (149,128)          (73,928)         (160,815)
Interest and other income, net                               4,643             4,942             9,168             9,901
Interest expense                                            (2,896)           (3,362)           (5,566)           (6,712)
Gain on repurchases of convertible subordinated
    debt                                                       --                --                521               --
Gain on investments, net                                       396               155               396               529
                                                   ---------------   ---------------   ---------------   ---------------
Loss before benefit from income taxes                       (5,753)         (147,393)          (69,409)         (157,097)
Income tax benefit                                          (3,775)           (1,376)          (30,672)           (4,190)
                                                   ---------------   ---------------   ---------------   ---------------
Net loss                                           $        (1,978)  $      (146,017)  $       (38,737)  $      (152,907)
                                                   ===============   ===============   ===============   ===============

Net loss per share - Basic and Diluted             $         (0.01)  $         (0.57)  $         (0.15)  $         (0.62)
                                                   ===============   ===============   ===============   ===============
Shares used in per share calculation - Basic and
   Diluted                                                 259,265           254,687           258,531           244,792
                                                   ===============   ===============   ===============   ===============

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
           RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                    Q2 04             Q1 04            Q2 03
                                                              ---------------   ---------------  --------------
Net loss on a GAAP basis                                      $        (1,978)  $       (36,759) $      (146,017)

Adjustments:
    Settlement of an acquisition-related claim                          6,943               --               --
    Amortization of deferred stock
     compensation                                                         127               184              212
    In-process research and development                                   --                --           134,898
    Restructuring costs                                                10,461              (368)          10,888
    Lease termination charge and other, net                               --             75,591              --
                                                              ---------------   ---------------  --------------
        Total operating income adjustments                             17,531            75,407          145,998
    Gain on repurchases of convertible
     subordinated debt                                                    --               (521)             --
    Gain on investments, net                                             (396)              --              (155)
    Income tax effect                                                  (7,076)          (30,154)            (926)
                                                              ---------------   ---------------  ---------------
Non-GAAP net income (loss)                                    $         8,081   $         7,973  $        (1,100)
                                                              ===============   ===============  ===============

GAAP net loss per share - basic and diluted                   $         (0.01)  $         (0.14) $         (0.57)
                                                              ===============   ===============  ===============
Non-GAAP net income (loss) per share - diluted                $          0.03   $          0.03  $         (0.00)
                                                              ===============   ===============  ===============
Shares used in non-GAAP per share calculation - diluted               263,607           261,688          254,687
                                                              ===============   ===============  ===============

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, net gains on the disposition of private strategic investments, and certain costs, including settlement cost of an acquisition-related claim, certain expenses relating to our acquisition of Rhapsody, the restructuring of business operations, lease termination, and facilities consolidation, that we believe are not indicative of our core operating results. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors' operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                   GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                   MAY 1,            OCTOBER 25,
                                                                                    2004                2003
                                                                              ---------------     ---------------
   ASSETS

   Current assets:
      Cash and cash equivalents                                               $       227,643     $       360,012
      Short-term investments                                                          350,072              57,971
                                                                              ---------------     ---------------
         Total cash, cash equivalents, and short-term investments                     577,715             417,983
      Accounts receivable, net                                                         79,456              74,935
      Inventories, net                                                                  4,054               3,961
      Deferred tax assets, net                                                         27,238              29,569
      Prepaid expenses and other current assets                                        13,457              14,593
                                                                              ---------------     ---------------
         Total current assets                                                         701,920             541,041

   Long-term investments                                                              182,431             417,582
   Property and equipment, net                                                        138,644             124,274
   Deferred tax assets, net                                                           265,690             231,203
   Convertible subordinated debt issuance costs                                         5,145               6,288
   Other assets                                                                         2,603               3,558
                                                                              ---------------     ---------------
           Total assets                                                       $     1,296,433     $     1,323,946
                                                                              ===============     ===============

   LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
      Accounts payable                                                        $        31,442     $        42,942
      Accrued employee compensation                                                    30,525              30,546
      Deferred revenue                                                                 28,442              19,892
      Current liabilities associated with lease losses                                  6,028               7,759
      Other accrued liabilities                                                        78,262              64,963
                                                                              ---------------     ---------------
         Total current liabilities                                                    174,699             166,102

   Non-current liabilities associated with lease losses                                19,342              16,518
   Convertible subordinated debt                                                      433,726             442,950

   Stockholders' equity:
      Common stock                                                                    738,518             725,511
      Deferred stock compensation                                                      (1,647)               (872)
      Accumulated other comprehensive income                                            2,592               5,797
      Accumulated deficit                                                             (70,797)            (32,060)
                                                                              ---------------     ---------------
         Total stockholders' equity                                                   668,666             698,376
                                                                              ---------------     ---------------
           Total liabilities and stockholders' equity                         $     1,296,433     $     1,323,946
                                                                              ===============     ===============